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                                                                   Exhibit 10.41


                          CONFIDENTIAL AND PROPRIETARY















                           CAPACITY PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      WORLDWIDE FIBER NETWORK SERVICES LTD.

                                       AND

                               WFI URBANLINK LTD.

                             DATED: April __, 2000


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                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1 EXHIBITS; DEFINITIONS................................................1

ARTICLE 2 IRU..................................................................3

ARTICLE 3 PAYMENT..............................................................3

ARTICLE 4 ACCEPTANCE TESTING AND DELIVERY......................................4

ARTICLE 5 TERM.................................................................5

ARTICLE 6 INTERCONNECTION......................................................6

ARTICLE 7 MAINTENANCE AND REPAIR...............................................6

ARTICLE 8 USE OF THE CAPACITY..................................................6

ARTICLE 9 INDEMNIFICATION......................................................7

ARTICLE 10 LIMITATION OF LIABILITY.............................................8

ARTICLE 11 INSURANCE...........................................................8

ARTICLE 12 NOTICES............................................................10

ARTICLE 13 CONFIDENTIALITY....................................................10

ARTICLE 14 DEFAULT............................................................11

ARTICLE 15 TERMINATION........................................................12

ARTICLE 16 FORCE MAJEURE EVENTS...............................................12

ARTICLE 17 DISPUTE RESOLUTION.................................................13

ARTICLE 18 ASSIGNMENT AND TRANSFER RESTRICTIONS...............................13

ARTICLE 19 REPRESENTATIONS AND DISCLAIMER OF WARRANTIES.......................15

ARTICLE 20 GENERAL............................................................15


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                          CAPACITY PURCHASE AGREEMENT

THIS CAPACITY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of April 2000 (the "Effective Date"), by and between Worldwide Fiber Network Services, Ltd., an Alberta corporation ("Customer"), and WFI Urbanlink Ltd., an Alberta corporation ("Urbanlink").

                                    RECITALS

A. Urbanlink, either directly or indirectly, is the holder of rights in, has constructed or is constructing a fiber optic communications network, including optronics and other facilities (the "Urbanlink System"), which connects the city pairs identified in Exhibit A (the "Endpoints").

B. Customer desires to obtain from Urbanlink certain telecommunications capacity in the Urbanlink System on the terms and conditions set forth below.

Accordingly, in consideration of the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                             EXHIBITS; DEFINITIONS

1.1 Exhibits. The following exhibits are attached hereto, incorporated herein and made a part of this Agreement by this reference:

      Exhibit A:    Endpoints
      Exhibit B:    Service Level Agreement

1.2 Definitions. As used in this Agreement, the capitalized terms listed in this Section 1.2 and derivatives thereof shall have the meanings respectively ascribed to them in this Section 1.2.

      (a)   "Acceptance Date" shall have the meaning set forth in Section 4.2.

      (b) "Affiliate" shall have the meaning ascribed to it in the CANADA BUSINESS CORPORATION ACT, as amended.

      (c) "Agreement" shall have the meaning set forth in the introductory paragraph.

      (d) "Capacity" means a linear dedicated telecommunications path with a bandwidth level of four OC-192S or equivalent between the Endpoints, except between Edmonton and Toronto, where the capacity shall be eight OC-48s or the equivalent, provided by Urbanlink under the terms of this Agreement, which bandwidth shall be derived from a specific wavelength and specific fibers.

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      (e)   "Completion Notice" shall have the meaning set forth in Section 4.1.

      (f)   "Confidential Information" shall have the meaning set forth in
            Section 13.1.

      (g) "Costs" means actual, direct costs paid or payable in accordance with the established accounting procedures generally used by Urbanlink and which Urbanlink utilizes in billing third parties for reimbursable projects, including without limitation the following:
            (i) internal labor costs, including wages, salaries and benefits, and overhead allocable to such labor costs equal to 15%, and (ii) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

      (h)   "Delivery Date" shall have the meaning set forth in Exhibit B.

      (i)   "Dollars" or "$"means U.S. Dollars.

      (j) "Effective Date" shall have the meaning set forth in the introductory paragraph to this Agreement.

      (k)   "Endpoints" shall have the meaning set forth in Recital A.

      (l)   "Force Majeure Events" shall have the meaning set forth in Article
            16.

      (m) "Impositions" means all taxes, good and services taxes, sales taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, ad valorem, real property, gross receipts, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement by any federal, provincial, state or local government or other public taxing authority.

      (n) "Interest Rate" means the lower of (i) the highest rate permitted by law, or (ii) one and one-half percent (1.5%) per month (equivalent to 19.56% per annum).

      (o)   "IRU" shall have the meaning set forth in Section 2.1.

      (p)   "IRU Effective Date" shall have the meaning set forth in Section
            5.1.

      (q)   "O&M Fees" shall have the meaning set forth at Section 7.2.

      (r) "Party" means each of Urbanlink and Customer and "Parties" shall mean Urbanlink and Customer.

      (s)   "Permitted Assignee" shall have the meaning set forth in Section
            18.2.

      (t) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.


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      (u)   "Purchase Price" shall have the meaning set forth at Section 3.1.

      (v)   "Service Level Agreement" shall have the meaning set forth at
            Section 4.1.

      (w)   "Term" shall have the meaning set forth at Section 5.1.

      (x) "Urbanlink Account" means the following bank account of Urbanlink, which may be modified or changed by Urbanlink in writing from time to time:

            Account Name:
            Account Number:
            Bank Name:
            Reference:

      (y) "Underlying Rights" means, with respect to particular end points, all licenses, leases, easements, rights-of-way, deeds, franchises, permits, authorizations, consents and approvals (including without limitation, any necessary local, provincial federal or First Nations authorizations and environmental permits) and other rights, titles, or interests as are necessary for the construction, installation, operation, maintenance or repair of the Urbanlink System between such end points.

      (z)   "Urbanlink System" shall have the meaning set forth in Recital A.

                                   ARTICLE 2
                                      IRU

2.1 As of the IRU Effective Date, Urbanlink shall deliver and provide to Customer and Customer shall receive from Urbanlink an exclusive and indefeasible right of use of the Capacity on the terms and conditions set forth in the Agreement (the "IRU").

2.2 Urbanlink represents and warrants that it possesses those certain rights to the Capacity necessary for Urbanlink to deliver the Capacity to Customer. Urbanlink shall keep the Capacity free from all claims, liens, encumbrances, rights or claims of any third party attributable to Urbanlink which have a material adverse effect on the right of Customer to use the Capacity as contemplated by this Agreement.

                                   ARTICLE 3
                                    PAYMENT

3.1 In consideration of the grant of the IRU hereunder by Urbanlink to Customer, Customer agrees to pay to Urbanlink a fee in an amount (the "Specified Amount") as agreed between the Customer and Urbanlink per strand per route kilometer multiplied by the number of strand route kilometers (the "Purchase Price") (reduced for the strand route kilometers between Endpoints Edmonton and Toronto, by a fraction, the numerator of which is the capacity to be provided on such routes, and the denominator of which is the capacity to be provided on the other routes). 20% of the Purchase Price is due and payable on each of (i) the date of the commencement of the provision of Capacity under


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      this Agreement, (ii) the first anniversary of the date of the commencement of the provision of Capacity under this Agreement, (iii) the second anniversary of the commencement of the provision of Capacity under date of this Agreement, (iv) the third anniversary of the date of the commencement of the provision of Capacity under this Agreement, and (v) the fourth anniversary of the date of the commencement of the provision of Capacity under this Agreement.

3.2 All payments made by Customer hereunder in excess of $100,000 shall be made by wire transfer of immediately available funds to the Urbanlink Account. Payments of all other amounts by Customer hereunder may be made by wire transfer or by company check of immediately available funds payable to Urbanlink.

3.3 If Customer fails to make any payment under this Agreement when due, then, in addition to such sum and to any other rights and remedies that Urbanlink may have, Customer shall pay interest on such unpaid amount at the Interest Rate until such sum is paid in full and such interest shall accrue both before and after judgment. Notwithstanding the foregoing, no interest shall accrue on any payment that is disputed in good faith by Customer while such dispute is pending. If such dispute is later resolved in favor of Urbanlink, such amount shall bear interest at the Interest Rate from the date when due until paid.

3.4 In addition to the amounts payable under Section 3.1, Customer shall be responsible to pay directly or reimburse Urbanlink, as requested by Urbanlink, for all other sums, costs, fees and expenses that are required to be paid under this Agreement. Urbanlink will invoice Customer for all sums, costs, fees and expenses, owed by Customer to Urbanlink, and Customer shall pay such invoices within 30 days of the invoice date, except for the Purchase Price which shall be paid in accordance with
      Section 3.1.

3.5 All payments made by Customer under this Agreement shall be made without any deduction or withholding for or on account of any Imposition. If Customer is required by law to make any deduction or withholding from any payment due Urbanlink, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Customer to Urbanlink shall be increased so that after any such deduction or withholding for such Impositions or any additional deduction or withholding on account of any Imposition caused by such additional gross-up payment, the net amount received by Urbanlink will not be less than what Urbanlink would have received had no deduction or withholding been required.

                                   ARTICLE 4
                        ACCEPTANCE TESTING AND DELIVERY

4.1 When Urbanlink has determined that the Capacity is operating substantially in conformity with the applicable service levels set forth in Exhibit B (the "Service Level Agreement"), Urbanlink shall promptly provide Customer written notice of the same (a "Completion Notice"). Each Completion Notice shall set forth the date upon which Urbanlink will commence delivery of the Capacity to Customer provided that all payments due under this Agreement have been paid in full.


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4.2   Within ten (10) days of receipt of a Completion Notice, Customer shall provide Urbanlink a written notice accepting or rejecting the Capacity, specifying in reasonable detail, if rejected, the defect or failure in the Capacity. If Customer fails to notify Urbanlink of its acceptance or rejection of the Completion Notice within ten (10) days following Customer's receipt of the same, Customer shall be deemed to have accepted such Capacity. Any use of Capacity by Customer other than for testing purposes shall be deemed to constitute acceptance of the Capacity. The date of such notice of acceptance or deemed acceptance of the Capacity shall be the "Acceptance Date". In the event of any good-faith rejection by Customer, Urbanlink shall take such action as reasonably necessary, and as expeditiously as practicable, to correct or cure such defect or failure. Customer shall in no event be entitled to commence use of the Capacity until after Urbanlink has received payment in full.

4.3 Provided Urbanlink first obtains Customer's written consent, which consent may not be unreasonably withheld or delayed, Urbanlink may substitute, change or reconfigure the telecommunications equipment and facilities used in providing the Capacity as long as the quality and type of Capacity is not impaired or changed. In such event, the Parties shall work together in good faith to minimize any disruption of service in connection with such substitution, change or reconfiguration.

                                   ARTICLE 5
                                      TERM

5.1 The IRU shall become effective on the first day when both the Acceptance Date has occurred, and Urbanlink has received payment in full of the Purchase Price (the "IRU Effective Date") and the IRU shall extend until the expiry of the Underlying Rights in respect of that part of the Urbanlink System that contains the specific fibres on which the Capacity is being provided by Urbanlink under the terms of this Agreement (the "Term"); provided that if the Underlying Rights for the routes described on Exhibit A expire on different dates, the Term shall expire on the expiry on the last of such Underlying Rights to expire; and provided further that if the Underlying Rights expire for some routes described on Exhibit "A" prior to the expiry of the Term, the IRU shall then expire and terminate for such route and the rights of the Customer to use the Capacity in respect of such route shall cease.

5.2 At the expiration or other termination of this Agreement, the IRU shall immediately terminate, and all rights of Customer to use the Capacity shall cease. The expiration or termination of this Agreement shall not relieve Customer from any liabilities arising prior to such termination.

5.3 If at any time Customer, in its absolute discretion, determines not to retain the IRU, Customer shall have the right to abandon the IRU by written notice to Urbanlink. In the case of such abandonment, this Agreement shall terminate and Customer shall not be entitled to a refund of any of the consideration paid. Upon such termination, all fees, costs and other expenses with respect to this Agreement shall be immediately due and payable to Urbanlink by Customer.


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                                   ARTICLE 6
                                INTERCONNECTION

6.1 To the extent technically feasible, as determined by Urbanlink and the Customer acting reasonably and in good faith, Urbanlink shall permit Customer to interconnect its communications system with the Capacity within Urbanlink's facilities or structures at the Endpoints or at such other location as may be agreed from time to time, acting reasonably. Urbanlink shall perform all work with respect to such interconnection as it relates to the Urbanlink System or any other facilities, equipment or structures of Urbanlink or its Affiliates. Customer shall pay Urbanlink for its Costs to perform such work plus a management fee equal to fifteen percent (15%) of such Costs within thirty (30) days of receiving an invoice therefor. Nothing contained in this Agreement shall obligate Customer to obtain or facilitate the provisioning of local access with respect to the Capacity.

                                   ARTICLE 7
                             MAINTENANCE AND REPAIR

7.1 From and after the IRU Effective Date, Urbanlink shall maintain the Capacity in good working order and in accordance with industry standards.

7.2 In consideration of the maintenance services, Customer shall pay Urbanlink the operations and maintenance fees (the "O&M Fees") with respect to the city pairs listed below (subject to adjustment as provided in Section 7.3) equal to a monthly amount determined by the Customer and Urbanlink, acting reasonably, each year as being a reasonable allocation of the costs of Urbanlink to operate, repair and maintain the Urbanlink System.

7.3 The O&M Fee shall be increased annually, beginning with the first anniversary of the Effective Date, by the increase, if any, in the Consumer Price Index - Canada - All Items ("CPI") published by Statistics Canada for the twelve (12) month period ending three months prior to such anniversary of the effective date. In the event that Statistics Canada no longer publishes the CPI, Customer and Urbanlink shall together, acting reasonably and in good faith, designate the statistical index they consider most appropriate for adjustments to a fee and, from the date the CPI ceased to be published, such index shall be used to make adjustments in a fee under this provision.

7.4 Customer shall have no right to physically access in any manner the Urbanlink System or any components thereof.

                                   ARTICLE 8
                              USE OF THE CAPACITY

8.1 Customer represents, warrants and covenants that it will use the Capacity in compliance with and subject to all applicable government codes, ordinances, laws, rules and regulations and will require its customers that purchase telecommunication services, circuits or capacity from the Customer or its Affiliates do the same. Customer shall not use its systems in a way that interferes in any way with or adversely affects the use of the


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      Urbanlink System or any other Person using the Urbanlink System or
      Capacity thereon. The parties acknowledge that the Urbanlink System includes or will include other customers and participants, including without limitation, other owners and users of telecommunication systems.

8.2 Notwithstanding anything to the contrary contained herein, Customer shall secure, prior to the IRU Effective Date, and maintain in full force and effect during the Term, any and all necessary consents, franchises or similar approvals from all governmental and other authorities which are necessary or required to be obtained by Customer for Urbanlink to grant the IRU to Customer and for the use and operation of the Capacity by Customer.

8.3 Subject to Article 18, Urbanlink shall have no right to sell, lease, transfer or use the Capacity or any portion thereof.

8.4 Customer and Urbanlink each agree to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder. Customer and Urbanlink shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the Urbanlink System or Capacity that are known to such Party.

                                   ARTICLE 9
                                INDEMNIFICATION

9.1 Subject to the provisions of Articles 10 and 19, Urbanlink hereby agrees to indemnify, defend, protect and hold harmless Customer, its Affiliates and their employees, officers and directors, from and against, and assumes liability for:

      (a) All suits, actions, damages or claims of any character (i) brought against Customer or its Affiliates because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the acts or negligent omissions of Urbanlink in the performance of construction or maintenance of the Urbanlink System or the provision of the Capacity or the performance of its obligations under this Agreement; and (ii) brought against Customer or its Affiliates under the workers compensation laws, except to the extent caused by the negligence or wilful misconduct of the parties indemnified hereunder.

9.2 Subject to the provisions of Article 10, Customer hereby agrees to indemnify, defend, protect and hold harmless Urbanlink, and its employees, officers and directors, from and against, and assumes liability for:

      (a) All suits, actions, damages or claims of any character (i) brought against Urbanlink or its Affiliates because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the acts or negligent omissions of Customer in the performance of its obligations under this Agreement; (ii) brought against Urbanlink or its Affiliates under workers compensation laws, except to the extent caused by the negligence or wilful


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            misconduct of the parties indemnified hereunder; and (iii) brought against Urbanlink or its Affiliates because of any damage arising out of or resulting from Customer's use of the Capacity and conduct of its business, including the content of any video, voice or data carried by Customer or its customers through or using the Capacity.

9.3 Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or negligent omissions of such third party as such acts or omissions may affect the construction, operation or use of the Capacity or the Urbanlink System; provided, however, that each Party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other Party to pursue any such action against such third party.

                                   ARTICLE 10
                            LIMITATION OF LIABILITY

10.1 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT TO THE EXTENT CAUSED BY ITS WILFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL COSTS, LIABILITIES OR DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, SUCH PARTY'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT.

10.2 Notwithstanding anything contained in this Agreement to the contrary, the Parties acknowledge and agree that on and after the Acceptance Date, Customer's sole rights and remedies with respect to any defect in or failure of the Capacity to perform in accordance with the Service Level Agreement shall be limited to the remedies set forth in the Service Level Agreement.

10.3 The Parties expressly agree that no claim for losses or damages whatsoever in connection with this Agreement shall be made more than two years after the date that the event giving rise to such claim is known or reasonably should have been known to the Party making such claim.

                                   ARTICLE 11
                                   INSURANCE

11.1 Throughout the term of the IRU, each Party shall procure and maintain in force, at its own expense:

      (a) General Liability insurance with a minimum limit of $5,000,000, including coverage for contractual liability, non-owned auto liability, Owner's & Contractor's protective liability and products and completed operations liability. Such policy shall be written on an occurrence basis and shall contain a cross liability or severability of interest clause;


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      (b)   Workers' Compensation insurance covering all employees engaged in the work in accordance with the statutory requirements of the county, state, province or territory or other governmental body having jurisdiction over such employees.

      (c) Employers' Liability insurance with a minimum limit of $5,000,000, covering all employees engaged in the work;

      (d) Automobile liability insurance with a minimum limit of $5,000,000, covering all motor vehicles owned, operated and/or licensed (including owned, leased, or hired units);

      (e) "All Risks" Property insurance on a replacement cost basis, for damage to the system and associated property, with deductibles and limits in such amounts as would from time to time be carried by a prudent owner considering the property insured; and

      (f) any other insurance coverages specifically required of such Party pursuant to right-of-way agreements with railroads or other third parties.

      (g) Both parties shall require any contractors engaged in construction or maintenance of the system to maintain insurance in accordance with the provisions of this Article 11.1.

11.2 Both parties expressly acknowledge that a Party shall be deemed to be in compliance with the provisions of this Article if it maintains a self-insurance program providing for a retention of up to $1,000,000. Unless otherwise agreed, Customer's and Urbanlink's insurance policies shall be obtained and maintained with companies rated "A" or better by BEST'S KEY RATING GUIDE and each Party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage.

11.3 If either Party fails to obtain the required insurance or fails to obtain the required certificates from any contractor and a claim is made or suffered, such Party shall indemnify and hold harmless the other Party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other Party, such other Party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the Party failing to obtain such insurance.

11.4 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the Party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier.

11.5 Each party shall upon request from the other provide evidence of the insurances which it is obligated to maintain under clause 11.1. All insurance policies shall contain a provision that coverage cannot be cancelled or materially reduced until the insurer has provided at least 30 days written notice to the non-insuring party.


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11.6  Each party shall require all policies related to this contract be amended to include the other party as an additional named insured and shall require insurers to amend all such policies to include a waiver of subrogation in favor of the other party.

                                   ARTICLE 12
                                    NOTICES

12.1 All notices and other communications required or permitted under this Agreement shall be in writing and shall be given by hand delivery (including by means of a professional messenger service or overnight mail) addressed as follows:

      If to Customer:

              Worldwide Fiber Network Services Ltd.
              Suite 1510, 1066 West Hastings Street
              Vancouver, B.C.  V6E 3X1

              Attention:  Catherine McEachern


      If to Urbanlink:

              WFI Urbanlink Ltd.
              Suite 1000, 1066 West Hastings Street
              Vancouver, B.C.  V6E 3X1

              Attention:  William Ramsey

      Any such notice or other communication shall be deemed to be effective when actually received or refused. Either Party may by similar notice given change the address to which future notices or other communications shall be sent.

                                   ARTICLE 13
                                CONFIDENTIALITY

13.1 This Agreement and all materials, maps, and other documents which are marked confidential and disclosed by one Party to the other in fulfilling the provisions and intent of this Agreement, are and shall be confidential (the "Confidential Information"). Neither Party shall divulge or otherwise disclose the Confidential Information to any third party without the prior written consent of the other Party, except that either Party may make disclosure to those required for the implementation or performance of this Agreement, auditors, attorneys, financial advisors, lenders and prospective lenders, funding partners and prospective funding partners, provided that in each case the permitted recipient agrees in writing to be bound by the confidentiality provisions set forth in this section. In addition, either Party may make disclosure as required by a court order or as otherwise required by law or in any legal or arbitration proceeding relating to this Agreement. If either Party is required by law or by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to


                                      -10-
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      disclose the Confidential Information, it will provide the other Party with prompt prior written notice of such request or requirement so that such Party may seek an appropriate protective order and/or waive compliance with this Section. The Party whose consent to disclose information is requested shall respond to such request, in writing, within five (5) working days of the request by either authorizing the disclosure or advising of its election to seek a protective order, or if such Party fails to respond within the prescribed period the disclosure shall be deemed approved.

13.2 Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by Urbanlink.

13.3 Upon termination of this Agreement for any reason or upon request of Urbanlink, Customer shall return all Confidential Information, together with any copies of same, to Customer. The requirements of confidentiality set forth herein shall survive the return of such Confidential Information.

13.4 Customer shall not, without first obtaining the written consent of Urbanlink, use any trademark or trade name of Urbanlink or refer to the subject matter of this Agreement or Urbanlink in any promotional activity or otherwise, nor disclose to others any specific information about the subject matter of this Agreement. Neither Party shall issue any publication or press release relating directly or indirectly to this Agreement without the prior written consent of both Parties.

13.5 The provisions of this Article shall survive expiration or other termination of this Agreement.

                                   ARTICLE 14
                                    DEFAULT

14.1  A default shall be deemed to have occurred under this Agreement if:

      (a) in the case of a failure to pay any amount when due under this Agreement, a Party fails to pay such amount within ten (10) days after notice specifying such breach, or

      (b) in the case of any other material breach of this Agreement, a Party fails to cure such material breach within thirty (30) days after notice specifying such breach, provided that if the breach is of a nature that cannot be cured within thirty (30) days, a default shall not have occurred so long as the breaching Party has commenced to cure within said time period and thereafter diligently pursues such cure to completion.

      (c) either of the following occur (i) a Party makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; or (ii) an involuntary petition in bankruptcy, other insolvency protection against either Party is filed and not dismissed within one hundred twenty days
            (120) days.


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14.2  If the default consists of a failure of Customer to pay to Urbanlink any part of the Purchase Price, Urbanlink may terminate any and all of its obligations under this Agreement, and apply any and all amounts previously paid by Customer hereunder toward the payment of any other amounts then or thereafter payable by Customer under this Agreement or suspend the provisioning of the Capacity hereunder. In the event of any other default under this Agreement the non-defaulting Party may avail itself of one or more of the following remedies:

      (a) take such actions as it determines, in its sole discretion, to correct the default; and

      (b) pursue any legal remedies it may have under applicable law or principles of equity, including specific performance.

14.3 A waiver by either Party at any time of any of its rights as to anything herein contained shall not be deemed to be a waiver of any breach of covenant or other matter subsequently occurring.

14.4 Notwithstanding anything contained in this Agreement to the contrary, Customer's sole and exclusive remedy for any failure by Urbanlink to deliver the Capacity in accordance with this Agreement shall be limited to those contained in the Service Level Agreement.

                                   ARTICLE 15
                                  TERMINATION

15.1 This Agreement shall automatically terminate on the expiration or termination of the Term, or earlier as provided in this Agreement. Upon the expiration of the Term or other termination of this Agreement, the IRU shall immediately terminate and all rights of Customer to use the Capacity shall cease, all such rights shall revert to Urbanlink, and Urbanlink shall owe Customer no further duties, obligations or consideration. Termination of this Agreement shall not affect the rights or obligations of either Party that have arisen before the date of termination or expiration.

                                   ARTICLE 16
                              FORCE MAJEURE EVENTS

16.1 Neither Party shall be in default under this Agreement if and to the extent that any failure or delay in such Party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such Party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, cable, equipment or other material or component failures, shortages or unavailability or other delay in delivery not resulting from the responsible Party's failure to timely place orders therefor; lack of or delay in transportation; construction or permitting delays; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; failure of a third party to grant or recognize a required property, right of way or license right; or any other cause beyond the reasonable control of such Party (collectively, "Force Majeure Events"). The Party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event, and the Party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay.

                                   ARTICLE 17
                               DISPUTE RESOLUTION

17.1 Application. The Parties will attempt to resolve any dispute arising out of this Agreement promptly through discussions at the operational level. In the event a resolution is not achieved, the disputing Party shall provide the other Party with written notice of the same and the Parties shall attempt to resolve such dispute between senior executives who have the authority to settle such dispute. If the Parties fail to resolve such dispute within thirty (30) days of the non-disputing Party's receipt of the written notice, either Party may seek arbitration as set forth below.

17.2 Arbitration. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom (including, without limitation, any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, related directly or indirectly to this Agreement, and whenever brought and whether between the parties to this Agreement or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other Party), shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada. The number of arbitrators shall be one.

17.3 Discovery. There shall be no discovery other than the exchange of information that is provided to the arbitrator by the parties. Each Party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the arbitrator. The arbitrator's decision and award shall be final and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

17.4 Enforcement. If any Party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another Party successfully stays such action or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

                                   ARTICLE 18
                      ASSIGNMENT AND TRANSFER RESTRICTIONS

18.1 Except as provided in Section 18.2, Customer may not transfer or assign all or any part of its interest under this Agreement, or delegate any duties, burdens, or obligations arising hereunder, without Urbanlink's consent, which consent shall not be unreasonably withheld or delayed. A transfer or assignment in violation of this Article 18 shall constitute a material breach of this Agreement. If any such consent is given, Customer nevertheless shall remain fully and primarily liable for all obligations under this Agreement. Notwithstanding anything to the contrary contained in this Article 18,

      Customer may sell or lease any telecommunications circuits, capacity or other services comprising the Capacity to third parties.

18.2 Customer may assign this Agreement in whole, but not in part, to a Permitted Assignee. As used in this Section 18.2, the term "Permitted Assignee" shall mean (a) any Affiliate of Customer, (b) any Person that purchases all or substantially all of the assets of Customer, or any other Person formed by or surviving the merger or consolidation of Customer and any other person or (c) any institutional lender to whom this Agreement is assigned as collateral security for any indebtedness of Customer or any Affiliate of Customer, provided that such collateral assignment is subject to the terms of this Agreement. Upon any assignment to a Permitted Assignee, the assignor shall remain responsible for performance under this Agreement. Any Permitted Assignee pursuant to subparagraph (a) or (b) above shall expressly assume all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer, prior to or upon the effectiveness of such assignment and, in the case of an assignment as provided in subparagraph (c) of this Section 18.2, in the event the institutional lender exercises its rights with respect to this Agreement it shall expressly assume all obligations and liabilities with respect to the Agreement which arise thereafter.

18.3 Except as provided in Section 18.4, Urbanlink may not transfer or assign all or any part of its interest under this Agreement, or delegate any duties, burdens, or obligations arising hereunder, without Customer's consent, which consent shall not be unreasonably withheld or delayed. A transfer or assignment in violation of this Article 18 shall constitute a material breach of this Agreement. If any such consent is given, Urbanlink nevertheless shall remain fully and primarily liable for all obligations under this Agreement.

18.4 Urbanlink may assign this Agreement in whole, but not in part, to a Permitted Assignee. As used in this Section 18.4, the term "Permitted Assignee" shall mean (a) any Affiliate of Customer, (b) any Person that purchases all or substantially all of the assets of Urbanlink, or any other Person formed by or surviving the merger or consolidation of Urbanlink and any other person or (c) any institutional lender to whom this Agreement is assigned as collateral security for any indebtedness Urbanlink or any Affiliate of Urbanlink, provided that such collateral assignment is subject to the terms of this Agreement. Upon any assignment to a Permitted Assignee, the assignor shall remain responsible for performance under this Agreement. Any Permitted Assignee pursuant to subparagraph (a) or (b) above shall expressly assume all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer, prior to or upon the effectiveness of such assignment and, in the case of an assignment as provided in subparagraph
      (c) of this Section 18.4, in the event the institutional lender exercises its rights with respect to this Agreement it shall expressly assume all obligations and liabilities with respect to the Agreement which arise thereafter.

18.5 This Agreement and each of the Parties' rights and obligations under this Agreement shall be binding upon and shall inure to the benefit of the Parties, hereto and each of their respective permitted successors and assigns.

                                   ARTICLE 19
                  REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

19.1 By execution of this Agreement, each Party represents and warrants to the other:

      (a) That the representing Party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing Party is not in violation of its charter or bylaws, or any law, regulation or agreement by which it is bound or to which it is subject;

      (b) That the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, that the signatories for such Party hereto are authorized to sign this Agreement, and that the joinder or consent of any other Party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such Party.

19.2 EXCEPT AS SET FORTH IN THE SERVICE LEVEL AGREEMENT, Urbanlink MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CAPACITY, THE URBANLINK SYSTEM, OR ANY WORK PERFORMED UNDER THIS AGREEMENT INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY URBANLINK TO CUSTOMER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

                                   ARTICLE 20
                                    GENERAL

20.1 Binding Effect. This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding on and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

20.2 Waiver. The failure of either Party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

20.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal law of Canada applicable therein, without giving effect to its principles of conflicts of laws. Subject to Article 17, any litigation based hereon, or arising out of or in connection with a default by either Party in the performance of its obligations hereunder, shall be brought and maintained exclusively in the courts of the Province of British Columbia, in Vancouver, British Columbia, and each Party hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.

20.4 Rules of Construction. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

      (a) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

      (b) Except as set forth to the contrary herein, any right or remedy of Customer or Urbanlink shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

      (c) Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

      (d) This Agreement has been fully negotiated between and jointly drafted by the Parties.

      (e) All actions, activities, consents, approvals and other undertakings of the Parties shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date expressly specified herein. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a Party's performance.

20.5 Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits and Attachment referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by each Party and delivered to the Party relying on the writing.

20.6 No Personal Liability. Each action or claim against any Party arising under or relating to this Agreement shall be made only against such Party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such Party. No Party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other Party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

20.7 Relationship of the Parties. The relationship between Customer and Urbanlink shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. Customer and Urbanlink, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

20.8 Severability. If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20.9 Legal Fees. If either Party commences an action against the other Party arising out of or related to this Agreement, the prevailing Party in such litigation shall be entitled to reasonable legal fees and costs in addition to such other relief as may be awarded.

20.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

20.11 Title to Equipment; Infrastructure. This Agreement shall not in any way convey title or any interest in the infrastructure, systems, equipment, facilities or other property of Urbanlink (or its Affiliates) utilized in connection with the provision of Capacity to Customer.



                     [THE NEXT PAGE IS THE EXECUTION PAGE.]

In confirmation of their consent and agreement to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

WORLDWIDE FIBER NETWORK SERVICES LTD.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

WFI URBANLINK LTD.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                   EXHIBIT A

                               CAPACITY ENDPOINTS


-----------------------------------------------------------------------------------------------------------------
                                MILE                                  DUCT       TUBE       STRAND        STRAND
SEGMENTS                       POINTS    ROW          KILOMETER      COLOUR     COLOUR      NUMBER         TYPE
-----------------------------------------------------------------------------------------------------------------
FROM CALGARY TO EMERSON                   CP            1,443        Orange      Brown       41-42        SMF-28

FROM CP TRACKS AT CAMBIE ST.              CP            1,032        Orange      Brown       41-42        SMF-28
VANCOUVER TO CALGARY

FROM 301 INDUSTRIAL AVE. TO               CP              3          Orange      Brown       41-42        SMF-28
CP TRACKS AT CAMBIE ST.

OAK STREET BRIDGE TO 301                  CN             11          Orange      Brown       41-42        SMF-28
INDUSTRIAL, VANCOUVER

US BORDER TO VICTORIA TO OAK              CN             84          Orange      Brown       41-42        SMF-28
STREET BRIDGE

EDMONTON CN TRACKS TO                     CN             11          Orange      Brown       41-42        SMF-28
EDMONTON BRETTVILLE JUNCTION

EDMONTON BRETVILLE JUNCTION               CN            1,958        Orange      Brown       41-42        SMF-28
TO THUNDER BAY

THUNDER BAY TO TORONTO                    CN            1,402        Orange      Brown       41-42        SMF-28

TORONTO TO BROCKVILLE

Union Station to Parliament   333.8 to    TTR            12          Orange      Rose       121-122        Leaf
St.(Kingston)                 332.8

Parliament St to Scarborough  332.8 to    CN             23          Orange      Rose       121-122        Leaf
(Kingston)                    7.24

Scarborough to Pickering      325.56 to   CN             299         Orange      Rose       121-122        Leaf
Jct. (Kingston)               311.4

Pickering Jct. To Brockville  311.4 to    CN                         Orange      Rose       121-122        Leaf
(Kingston)                    125.7
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                MILE                                  DUCT       TUBE       STRAND        STRAND
SEGMENTS                       POINTS    ROW          KILOMETER      COLOUR     COLOUR      NUMBER         TYPE
-----------------------------------------------------------------------------------------------------------------
BROCKVILLE TO SMITH FALLS     27.8 to     StL&H          45          Orange      Rose       121-122        Leaf
                              0.00

SMITH FALLS TO OTTAWA (VIA)
STATION

Smith Falls to Alexander      34.5 to     StL&H          0.2         Orange      Rose       121-122        Leaf
St.(Smiths Falls)             34.38

Alexander St. to CN Radio     34.38 to    CN              1          Orange      Rose       121-122        Leaf
Site (Smiths Falls)           34.05

CN Radio Site to Richmond     34.05 to    VIA            34          Orange      Rose       121-122        Leaf
(Smiths Falls)                13.0

Richmond to Federal (Smiths   13.0 to 0.0 CN             21          Orange      Rose       121-122        Leaf
Falls)

Federal to Union Station      6.0 to 0.9  CN             10          Orange      Rose       121-122        Leaf
(Beachburg)

BORDER TO TORONTO

U.S. Border to Fort Erie      0.6 to 1.0  CN              1          Orange      Rose       121-122        Leaf
(Stamford)

Fort Erie to Port Robinson    1.0 to      CN             36          Orange      Rose       121-122        Leaf
(Stamford)                    23.14

Port Robinson to Merriton     1.27 to 7.9 CN             11          Orange      Rose       121-122        Leaf
(Thorld Spur)

Merriton to Hamilton          9.5 to      CN             55          Orange      Rose       121-122        Leaf
(Grimsby)                     43.66

Hamilton to Canpa (Oakville)  39.3 to 8.5 CN             50          Orange      Rose       121-122        Leaf

Canpa to Windsor St.          8.5 to 0.5  CN             13          Orange      Rose       121-122        Leaf
(Oakville)

OTTAWA TO QUEBEC BORDER

Union Station to Hawthorne    76.5 to     CN              6           Temp       Rose       121-122        Leaf
Diamond (Alexandria)          2.72

Hawthorne Diamond to          72.72 to    CN             0.4                     Rose       121-122        Leaf
Hawthorne (Alexandria)        72.5

Hawthorne to Quebec Border    72.5 to     VIA            97                      Rose       121-122        Leaf
(Alexandria)                  12.5
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                MILE                                  DUCT       TUBE       STRAND        STRAND
SEGMENTS                       POINTS    ROW          KILOMETER      COLOUR     COLOUR      NUMBER         TYPE
-----------------------------------------------------------------------------------------------------------------
QUEBEC BORDER TO TASCHEREAU

Quebec Border to Coteau       12.5 to 0.0 VIA           20.11        Orange      Rose      121 - 122       Leaf
Jct.(Alexandria)

Coteau Jct. To Dorion         38.0 to     CN            22.04        Orange      Rose      121 - 122       Leaf
(Kingston)                    24.3

Dorion to Dorval (Kingston)   24.3 to     CN            22.53        Orange      Rose      121 - 122       Leaf
                              10.3

Dorval to Taschereau Yard     11.6 to 9.0 CN            4.18         Orange      Rose      121 - 122       Leaf
(Montreal)

MONTREAL CENTRAL TO QUEBEC    1.28 to 1.5 CN           259.79        Orange      Rose       121-122        Leaf
CITY

US BORDER TO CAMBRIDGE

US Border to Collage Ave      226.30 to   CN/StL&H        2          Orange      Rose       121-122        Leaf
                              225.21

Collage Avenue to Hyde Park   111.8 to    StL&H          174         Orange      Rose       121-122        Leaf
Road                          3.9

Hyde Park Road to London      3.9 to 0.0  StL&H           6          Orange      Rose       121-122        Leaf

London to Airport Road        114.6 to    StL&H           8          Orange      Rose       121-122        Leaf
                              109.48

Airport Road to Cambridge     109.48 to   StL&H          84          Orange      Rose       121-122        Leaf
                              57.2
-----------------------------------------------------------------------------------------------------------------


                                   EXHIBIT B

                            SERVICE LEVEL AGREEMENT



       As agreed to from time to time between Urbanlink and the Customer.